As filed with the Securities and Exchange Commission on June 20, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FIRST WESTERN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	37-1442266
(State or other jurisdiction	(I.R.S Employer Identification No.)
of incorporation or organization)

1900 16th Street, Suite 1200
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)
First Western Financial, Inc. Omnibus Incentive Plan
(Full title of the plan)

Scott C. Wylie
Chairman, Chief Executive Officer and President
1900 16th Street, Suite 1200
Denver, Colorado 80202
(303) 531-8100
(Name, address, and telephone number, including area code, of agent for service)

With a copy to:
Michael G. Keeley, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, TX 75201
(214) 855-3906
(214) 855-8200 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
The Company is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 150,000 shares of its common stock, no par value (“Common Stock”), pursuant to the First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated effective April 23, 2025 (the “Plan”). The Plan is a continuation of, and amends and restates in its entirety, that certain First Western Financial, Inc. 2016 Omnibus Incentive Plan, as amended, originally adopted by the Company as of November 18, 2016 (the “Original Plan”). The Company previously filed a Registration Statement on Form S-8 with the Commission on September 18, 2018 (Registration No. 333-227402) (the “Earlier Registration Statement”) pursuant to which 1,380,644 shares of its Common Stock were registered for issuance under the Original Plan. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein. The Plan, as amended and restated, was unanimously adopted by the Company’s Board of Directors on April 23, 2025 and became effective upon the approval of the Company’s stockholders on June 4, 2025 at the Company’s 2025 Annual Meeting of Stockholders. The maximum aggregate number of shares of Common Stock issuable under the Plan is 1,530,644.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Pursuant to Rule 428(b)(1) and the requirements of Part I of Form S-8, the documents containing such information are not being filed with the Commission either as part of this Registration Statement or as prospectuses (or prospectus supplements) pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)    the Company’s Annual Report on Form 10-K (the “Annual Report”) for the year ended December 31, 2024, filed with the Commission on March 7, 2025;
(b)    the information specifically incorporated by reference into the Annual Report from the Company’s Definitive Proxy Statement Schedule 14A for the 2025 Annual Meeting of Shareholders filed with the Commission on April 25, 2025;

(c)    the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 7, 2025;

(d)    the Company’s Current Reports on Form 8-K filed with the Commission on April 28, 2025, May 15, 2025, June 6, 2025, and June 9, 2025 (excluding any portions thereof which are deemed “furnished” rather than filed with the Commission);
(e)    all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report referred to in (a) above; and
(f)    the description of the Company’s common stock, no par value, contained in the Company’s Registration Statement on Form 8-A (File No. 001-38595), filed with the Commission on July 17, 2018 (including any amendments or reports filed for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Articles of Incorporation of First Western Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1/A filed with the Commission on July 3, 2018)
4.2	Amended and Restated Bylaws of First Western Financial, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1/A filed with the Commission on July 3, 2018)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 filed with the Commission on June 19, 2018)
5.1*	Opinion of Norton Rose Fulbright US LLP
23.1*	Consent of Crowe LLP
23.3*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)
24.1*	Power of attorney
99.1
First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated April 23, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on June 6, 2025)

107*	Filing Fee Table
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 20, 2025.

FIRST WESTERN FINANCIAL, INC.

By:	/s/ Scott C. Wylie
Name: Scott C. Wylie
Title: Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

	Chairman, Chief Executive Officer, and President of First Western Financial, Inc. (Principal Executive Officer)	June 20, 2025
/s/ Scott C. Wylie
Scott C. Wylie

	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 20, 2025
*
David R. Weber

	Director, Chief Operating Officer, and President of First Western Trust Bank	June 20, 2025
*
Julie A. Courkamp

*	Director	June 20, 2025
Julie A. Caponi

*	Director	June 20, 2025
David R. Duncan

*	Director	June 20, 2025
Thomas A. Gart

*	Director	June 20, 2025
Patrick H. Hamill

*	Director	June 20, 2025
Scott. C. Mitchell

*	Director	June 20, 2025
Luke A. Latimer

*	Director	June 20, 2025
Ellen S. Robinson

*	Director	June 20, 2025
Mark L. Smith

*	Director	June 20, 2025
Joseph C. Zimlich

* By: /s/ Scott C. Wylie
Scott C. Wylie
Attorney-in-Fact
June 20, 2025